UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2008

Maguire Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31717	04-3692625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 South Grand Avenue Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)

213-626-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Signatures

Exhibit 3.1	Second Amended and Restated Bylaws of Maguire Properties, Inc.

Exhibit 10.1	Employment Agreement, effective as of May 17, 2008, by and between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

Exhibit 10.2	Time-Based Restricted Stock Units Agreement, effective as of May 17, 2008, between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

Exhibit 10.3	Performance-Based Restricted Stock Units Agreement, effective as of May 17, 2008, between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

Exhibit 10.4	Form of Dividend Equivalents Agreement For Ordinary Quarterly Cash Dividends Pursuant to Time-Based Restricted Stock Units Agreement between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

Exhibit 10.5	Form of Dividend Equivalents Agreement for Ordinary Quarterly Cash Dividends Pursuant to Performance-Based Restricted Stock Units Agreement between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

Exhibit 10.6	Employment Agreement, effective as of May 17, 2008, by and between Maguire Properties, Inc., Maguire Properties, L.P. and Douglas J. Gardner

Exhibit 10.7	Time-Based Restricted Stock Units Agreement, effective as of May 17, 2008, between Maguire Properties, Inc., Maguire Properties, L.P. and Douglas J. Gardner

Exhibit 10.8	Employment Letter, effective as of May 17, 2008, by and among Christopher C. Rising, Maguire Properties, Inc. and Maguire Properties, L.P.

Exhibit 10.9	Time-Based Restricted Stock Units Agreement, effective as of May 17, 2008, between Maguire Properties, Inc., Maguire Properties, L.P. and Christopher C. Rising

Exhibit 10.10	Separation Agreement, dated as of May 17, 2008, by and among Maguire Properties, Inc., Maguire Properties L.P. and Robert F. Maguire III

Exhibit 10.11	Consulting Agreement, dated as of May 17, 2008, by and among Robert F. Maguire III, Maguire Properties, Inc. and Maguire Properties, L.P.

Exhibit 99.1	Press Release dated May 19, 2008

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Hiring of Executive Officers

On May 17, 2008 (the “Effective Date”), Maguire Properties, Inc. (the “REIT”) and Maguire Properties, L.P. (the “Operating Partnership,” and together with the REIT, the “Company”) entered into employment agreements with Nelson C. Rising (“Mr. Rising”), Douglas J. Gardner (“Mr. Gardner”) and Christopher C. Rising (“Mr. Christopher Rising,” and, together with Mr. Rising and Mr. Gardner, the “Executives”). These employment agreements provide for Mr. Rising to serve as the President and Chief Executive Officer of the Company, Mr. Gardner to serve as Executive Vice President of the Company and Mr. Christopher Rising to serve as Senior Vice President of the Company.

Each of the employment agreements for Mr. Rising and Mr. Gardner has a term of five years. Mr. Christopher Rising’s employment agreement provides for “at will” employment that can be terminated by either the executive or the Company upon 30 days written notice. The employment agreements provide for base salary and bonus as follows: an annual base salary of $950,000 for Mr. Rising, $450,000 for Mr. Gardner, and $325,000 for Mr. Christopher Rising, subject to increase in accordance with the Company’s normal executive compensation practices, and eligibility for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established by our Compensation Committee in accordance with the terms of such plan.

The target annual bonus for Mr. Rising will be 200% of his base salary, and the maximum annual bonus will be 300% of his base salary. The target annual bonus for Mr. Gardner will be 100% of his base salary, and the maximum annual bonus will be 200% of his base salary. The target annual bonus for Mr. Christopher Rising will be 75% of his base salary, and the maximum annual bonus will be 150% of his base salary.

In addition, under the Company’s Second Amended and Restated 2003 Incentive Award Plan (the “Incentive Plan”), as of the Effective Date, the Company will grant Mr. Rising 250,000 restricted stock units subject to time vesting (“Time Based RSUs”) and 1,250,000 restricted stock units subject to performance vesting (“Performance Based RSUs,” and, together with the Time Based RSUs, the “RSUs”). Each vested RSU represents the right to receive one share of our common stock. In addition, subject to Mr. Rising’s continued employment with the Company as of January 2, 2009, the Company will grant Mr. Rising dividend equivalents on the RSUs with respect to ordinary quarterly cash dividends paid on the Company’s common stock, (the “Common Stock”) (the “Ordinary Dividend Equivalents”).

As of the Effective Date and under the Incentive Plan, the Company will grant Mr. Gardner 131,250 Time Based RSUs and Mr. Christopher Rising 79,250 Time Based RSUs, each with dividend equivalents. In addition, upon the Company’s establishment of a new long-term equity based compensation program under the Incentive Plan, the Company will grant each of

Mr. Gardner and Mr. Christopher Rising an award under such program subject to performance vesting. With respect to Mr. Gardner, such award will be at least equal in size to the largest such award granted to any Executive Vice President of the Company.

Terms of Restricted Stock Units

Subject to the executive’s continued employment, the Time Based RSUs and associated dividend equivalents will vest over a period of five years, with 20% vesting on the first anniversary of the date of grant, and the remaining 80% vesting pro rata on a daily basis over the next four years.

The Performance Based RSUs and associated dividend equivalents will have a time-based vesting component and a performance-based vesting component, both of which must be satisfied in order for the RSUs to vest. The time-based component is similar to the five-year vesting schedule for the Time Based RSUs described above. The performance-based component will be satisfied in cumulative installments with respect to 20% of the RSUs in the event that the Company attains stock price targets of $25.00, $30.00, $35.00, $40.00 and $45.00, respectively, prior to the fifth anniversary of the grant date.

The RSUs are also subject to full or partial accelerated vesting under certain circumstances in the event of a termination of the executive’s employment without cause, for good reason (each as defined in the executive’s employment agreement) or due to the executive’s death or disability, or upon a change in control of the Company, each as set forth in the applicable RSU agreement.

All vested RSUs will be distributed in shares of Common Stock, or, at the Company’s option, paid in cash upon the earliest to occur of (1) the fifth anniversary of the grant date, (2) the occurrence of a change in control of the Company (as defined in the RSU agreements), or (3) the executive’s separation from service.

Severance Arrangements and Change in Control

Each of the employment agreements for Mr. Rising and Mr. Gardner provides that if the executive’s employment is terminated by the Company without cause or by the executive for good reason prior to a change in control of the Company, the executive will be entitled to the following severance payments and benefits:

•

A lump-sum cash payment equal to 200% in the case of Mr. Rising, and 150% in the case of Mr. Gardner, of the sum of the executive’s then-current annual base salary plus the greater of the executive’s annual bonus earned for the year immediately preceding such date of termination or the executive’s target annual bonus for such year;

•	A lump-sum cash payment equal to any unpaid bonus for the prior year and a prorated annual bonus for the year in which the termination occurs; and

•	Certain health insurance benefits and outplacement services at the Company’s expense for a specified period of time.

Each of the employment agreements for Mr. Rising and Mr. Gardner provides that, if the executive’s employment is terminated by the Company without cause or by the executive for good reason within two years after a change in control or by the executive for any reason within 30 days after the one-year anniversary of the change in control, then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason, except that the lump-sum cash severance payment multiple will be 300% for Mr. Rising and 200% for Mr. Gardner. Each executive’s right to certain severance payments and benefits is subject to the executive’s execution and non-revocation of a general release of claims. If either of Mr. Rising or Mr. Gardner’s employment is terminated by reason of expiration of the applicable employment period, the executive will be entitled to payment of any unpaid bonus for the prior year and a prorated bonus for the year of termination.

Each of the employment agreements for Mr. Rising and Mr. Gardner also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability, including 100% of the executive’s base salary, any unpaid bonus for the prior year and a prorated annual bonus for the year in which the termination occurs.

Under each of the employment agreements for Mr. Rising and Mr. Gardner, the Company has agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and the Company will not be required to make the gross-up payment.

The employment agreement for Mr. Christopher Rising provides that if the executive’s employment is terminated by the Company without cause or by the executive for good reason, the executive will be entitled to, subject to his execution and non-revocation of a general release of claims, a lump-sum cash payment equal to the sum of the executive’s then-current annual base salary plus the greater of the executive’s annual bonus earned for the year immediately preceding such date of termination or the executive’s target annual bonus for such year.

The employment agreements contain confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of the employment agreements and for a limited period thereafter. In addition, each of the Executives will enter into the Company’s standard form indemnification agreement.

Each of the above described employment agreements, as well as the equity grants thereunder, were approved by the Compensation Committee of the Board.

Separation Agreement and Consulting Agreement for Robert F. Maguire III

On May 17, 2008, the REIT and the Operating Partnership entered into a Separation Agreement (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”) with Robert F. Maguire III (“Mr. Maguire”).

Separation Agreement for Robert F. Maguire III

Pursuant to the Separation Agreement, effective May 17, 2008, Mr. Maguire resigned his employment with the Company as Chief Executive Officer as well as resigned as Chairman of the Board of Directors, and as a director, of the REIT and as an officer and director of any subsidiary or affiliate controlled by the Company. Subject to the effectiveness of a mutual release of claims against the Company and other related parties, Mr. Maguire will receive the following benefits pursuant to the terms of the Separation Agreement:

•

A lump-sum cash payment in the amount of $2,800,000.00, less any amounts for federal, state, local or foreign taxes required to be withheld pursuant to any applicable law or regulation, which shall be payable in a lump sum as soon as practicable following the effective date of the Separation Agreement; and

•	Other benefits required to be paid or which he is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates.

Pursuant to the terms of the Separation Agreement, on the date of Mr. Maguire’s resignation, he was appointed to the position of Chairman Emeritus of the REIT. Such position does not entitle Mr. Maguire to any authority or responsibility with respect to the management or operation of the REIT. He shall be entitled to retain such title until a resolution or consent is adopted by the Board of Directors of the REIT removing such title, which shall not occur prior to May 17, 2010, subject to earlier termination in the event of a material breach of the terms of the Separation Agreement which is not cured by Mr. Maguire. So long as he retains the title of Chairman Emeritus, Mr. Maguire shall be entitled to a payment of $750,000 per year to defray the costs of maintaining an office in a location other than the REIT’s offices and the cost of services of two assistants and a driver.

The Separation Agreement provides that the non-solicitation covenants set forth in Mr. Maguire’s employment agreement with the Company (the “Maguire Employment Agreement”) shall be terminated and of no force and effect as of the effective date of Mr. Maguire’s Separation Agreement. In addition, the Separation Agreement provides for the termination of the Noncompetition Agreement entered into between the REIT and Mr. Maguire as of June 27, 2003 (the “Noncompetition Agreement”). Such termination is effective as of the effective date of Mr. Maguire’s Separation Agreement. The Separation Agreement provides that Mr. Maguire shall be entitled to use the “Maguire” name in competition with the Company provided that the name is not used in a confusingly similar way to names used by the Company or its affiliates. The Company shall cease using the Maguire name upon the written request of Mr. Maguire upon the occurrence of certain events set forth in the Separation Agreement.

Further, Mr. Maguire acknowledges under the terms of the Separation Agreement that, except as provided in the Separation Agreement, he has no further entitlement to any severance benefits under the Maguire Employment Agreement and that if he revokes or in any material respect breaches the Separation Agreement, he will have no right to receive any severance benefits under the Maguire Employment Agreement or the Separation Agreement. Mr. Maguire continues to be entitled to receive certain other benefits under the terms of the Maguire Employment Agreement including certain tax gross-up benefits on amounts paid or payable under the Separation Agreement and the Maguire Employment Agreement, where applicable.

The Operating Partnership leases premises at 1733 Ocean Avenue, Santa Monica, California, from an affiliate of Mr. Maguire. The Separation Agreement provides that Mr. Maguire must cause such affiliate to use its reasonable best efforts for a period of 180 days to obtain the necessary consents to terminate such lease, and further provides that if such consents are not obtained, then such affiliate of Mr. Maguire must take certain actions to facilitate the Operating Partnership’s efforts to sublet those premises. The Separation Agreement also provides for the termination of certain management and service contracts listed in the Separation Agreement, effective not later than 30 days following the effective date of the Separation Agreement. In addition, Mr. Maguire and the Company are parties to an insurance sharing agreement whereby certain properties owned by entities controlled by Mr. Maguire share coverage with Company properties under a blanket commercial liability, fire, extended coverage, earthquake, flood, pollution legal liability, boiler and machinery, earthquake sprinkler leakage, terrorism, business interruption and rental loss insurance policy. The Separation Agreement provides that Mr. Maguire must cause such entities to obtain policies separate and apart from those maintained by the Company.

The Separation Agreement also modifies our agreement to indemnify Mr. Maguire (and certain related entities) against adverse tax consequences to them in the event that our Operating Partnership directly or indirectly sells, exchanges or otherwise disposes (including by way of merger, sale of assets or otherwise) of any portion of its interests, in a taxable transaction, in five of the office properties in our portfolio. These tax indemnity obligations apply for initial periods ranging between seven and nine years from the date of our initial public offering, which occurred on June 27, 2003, with up to three one-year extension periods if Mr. Maguire and related entities maintain ownership of Operating Partnership units equal to 50% of the units received by them in the formation transactions. As modified, for purposes of determining whether Mr. Maguire and related entities maintain ownership of Operating Partnership units equal to 50% of the units received by them in the formation transactions, shares of our common stock received by Mr. Maguire in accordance with Section 8.6B of the Amended and Restated Agreement of Limited Partnership of Maguire Properties, L.P., as amended, shall be treated as Operating Partnership units received in the formation transactions.

Consulting Agreement for Robert F. Maguire III

The Consulting Agreement provides that Mr. Maguire shall be retained as a consultant to the Company for period of two years following Mr. Maguire’s resignation from the Company pursuant to the terms of the Separation Agreement. Consulting services may, however, be terminated by the Company or Mr. Maguire upon 30 days’ written notice. If the Company terminates the Consulting Agreement without cause, the Company must pay Mr. Maguire all remaining consulting fees due under the Consulting Agreement.

Mr. Maguire’s consulting services shall not exceed 20 hours per month. Consulting fees payable to Mr. Maguire shall be $10,000 per month during the consulting period plus reimbursement of reasonable expenses incurred.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to the Separation Agreement, the Company and Mr. Maguire have agreed to terminate, effective not later than 30 days following the effective date of the Separation Agreement, certain property management and service contracts entered into between the Company and entities directly or indirectly controlled by Mr. Maguire under which the Company or its subsidiaries provides property management, operating, maintenance, repair and/or leasing services in return for management fees, leasing commissions and reimbursements of actual direct costs and expenses incurred by the Company or its subsidiaries, as applicable. In addition, pursuant to the Separation Agreement, an entity that is indirectly controlled by Mr. Maguire and which leases to the Company its executive offices must use reasonable best efforts for a period of 180 days to obtain the necessary third party consents to terminate the office lease.

In addition, effective upon Mr. Maguire’s resignation as a director and officer of the Company, Mr. Maguire’s Noncompetition Agreement with the REIT was terminated. This agreement provided, among other things, that Mr. Maguire would not engage in competition with the Company for a period of one year following his cessation of service as Chief Executive Officer or Chairman of the Board.

The description of each document contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document filed herewith.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Chief Executive Officer and Chairman of the Board

Effective May 17, 2008, Mr. Maguire resigned as a director of the REIT and as Chairman of the Board. In addition, Mr. Maguire resigned from his position as Chief Executive Officer of the Company and the Operating Partnership and as an officer and director of any subsidiary or affiliate controlled by the Company. In order to express its appreciation to Mr. Maguire for his long years of dedicated service to the Company, the REIT appointed Mr. Maguire as Chairman Emeritus. Further details of the compensatory arrangements to Mr. Maguire in connection with his resignation are set forth under Items 1.01 and 1.02 herein.

Appointment of President and Chief Executive Officer; Appointment of Other Executive Officers; and Election of Director

Effective May 17, 2008, Mr. Rising was appointed President and Chief Executive Officer of the Company on the terms set forth in his employment agreement as described in Item 1.01 herein. On the same date, Mr. Gardner and Mr. Christopher Rising were appointed as Executive Vice President and Senior Vice President of the Company, respectively, on the terms set forth in their respective employment agreements as described in Item 1.01 herein. Mr. Christopher Rising is Mr. Rising’s son.

Effective May 17, 2008, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Mr. Nelson Rising to the Board to fill the vacancy created by the resignation of Mr. Maguire.

Election of Chairman of the Board of Directors

On May 17, 2008, the Board approved the appointment of Walter L. Weisman as Chairman of the Board. Prior to such appointment, Mr. Weisman had served as Vice Chairman and lead independent director of the Board.

Item 5.03	Amendments to Bylaws.

On and effective May 17, 2008, the Board of Directors amended and restated the Company’s Amended and Restated Bylaws, as amended. The following is a summary of changes effected by adoption of the Second Amended and Restated Bylaws, which is qualified in its entirety by reference to the Second Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

General

In addition to the amendments described below, the Second Amended and Restated Bylaws include certain changes to (i) clarify language, (ii) comply or be consistent with Maryland law, (iii) conform to various provisions of the charter of the Company and (iv) make various technical corrections and non-substantive changes.

The Second Amended and Restated Bylaws are referred to herein as the amended Bylaws. The Amended and Restated Bylaws, as amended, as previously in effect are referred to herein as the former Bylaws.

Article II – Meetings of Stockholders

Annual Meeting. As permitted by Maryland law, effective June 1, 2008, the amended Bylaws grant the Board of Directors the discretion to set the time and date for the annual meeting at any time of the year. The former Bylaws required such annual meetings to be held in June of each year, with the exception that the 2008 annual meeting was to be held in August.

Special Meetings of Stockholders. The amended Bylaws require (which the former Bylaws did not) that any agents requesting a record date or a special meeting on behalf of a stockholder be authorized in a writing accompanying the request and clarify that the Board may revoke the notice for any stockholder-requested special meeting if the requesting stockholders fail to comply with the specified procedures.

Notice of Stockholders Meetings. The amended Bylaws clarify that, as permitted by Maryland law, a single notice is effective as to all stockholders who share an address, except to the extent that a stockholder at the address objects to the single notice and that failure to give notice of any meeting to one or more stockholders, or any irregularity in the notice, will not affect the validity of the meeting or of any proceedings at the meeting. The amended Bylaws also clarify that the Company may postpone or cancel a meeting of stockholders by making a public announcement of the postponement or cancellation prior to the meeting. The former Bylaws did not include comparable provisions.

Conduct of Stockholders Meetings. The amended Bylaws specify that the chairman of stockholders meetings may determine when the polls should be opened and closed and establish rules, regulations and procedures in order to comply with any state and local laws and regulations concerning safety and security. The former Bylaws did not address these matters.

Article III – Directors

Ratification. The amended Bylaws clarify that the Board may ratify and make binding on the Company any action or inaction by the Company or its officers to the extent that the Board or the stockholders could have originally authorized the matter and that the ratification will be binding upon the Company and its stockholders and will constitute a bar to any claim or execution of any judgment in respect of the questioned action or inaction. The former Bylaws did not include a comparable provision.

Emergency Provisions. The amended Bylaws provide that, during any catastrophe or other similar emergency condition, as a result of which a quorum of the Board cannot readily be obtained, unless otherwise provided by the Board, (1) a meeting of the Board or a committee thereof may be called by any director or officer by any means feasible under the circumstances, (2) notice of any Board meeting may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (3) the number of directors necessary to constitute a quorum will be one-third of the entire Board. The former Bylaws did not include any emergency provisions.

Article XII – Indemnification and Advance of Expenses

Consistent with Maryland law, the amended Bylaws clarify that the Company will indemnify and advance expenses to directors and officers who are threatened to be made a party to a proceeding and that the indemnification and payment of expenses provided in the amended Bylaws is not exclusive of other rights to which any person seeking indemnification or payment of expenses may be entitled under any bylaw, regulation, insurance, agreement or otherwise. The former Bylaws did not address these matters.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On May 19, 2008, the REIT issued a press release announcing, among other things, that the Board of Directors elected Mr. Rising as President and Chief Executive Officer of the REIT and a member of the Board of Directors, Mr. Weisman was elected as Chairman of the Board and Mr. Maguire was named Chairman Emeritus and stepped down from the Board of Directors and as Chief Executive Officer of the REIT. A copy of the press release is furnished herewith as Exhibit 99.1.

Exhibit 99.1 is being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Section 8 – Other Events

Item 8.01	Other Events.

The Board has determined that, except as required to preserve its status as a real estate investment trust, it is prudent to suspend quarterly dividends on the Company’s common stock in light of the difficult environment in the Company’s markets and the capital markets and such environment’s impact on the Company’s financial position.

In addition, the Company was informed by Mr. Maguire that he has withdrawn his proposal to acquire control of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None

(d)	Exhibits:

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
3.1*	Second Amended and Restated Bylaws of Maguire Properties, Inc.

10.1*	Employment Agreement, effective as of May 17, 2008, by and between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

10.2*	Time-Based Restricted Stock Units Agreement, effective as of May 17, 2008, between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

10.3*	Performance-Based Restricted Stock Units Agreement, effective as of May 17, 2008, between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

10.4*	Form of Dividend Equivalents Agreement For Ordinary Quarterly Cash Dividends Pursuant to Time-Based Restricted Stock Units Agreement between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

10.5*	Form of Dividend Equivalents Agreement for Ordinary Quarterly Cash Dividends Pursuant to Performance-Based Restricted Stock Units Agreement between Maguire Properties, Inc., Maguire Properties, L.P. and Nelson C. Rising

10.6*	Employment Agreement, effective as of May 17, 2008, by and between Maguire Properties, Inc., Maguire Properties, L.P. and Douglas J. Gardner

10.7*	Time-Based Restricted Stock Units Agreement, effective as of May 17, 2008, between Maguire Properties, Inc., Maguire Properties, L.P. and Douglas J. Gardner

10.8*	Employment Letter, effective as of May 17, 2008, by and among Christopher C. Rising, Maguire Properties, Inc. and Maguire Properties, L.P.

10.9*	Time-Based Restricted Stock Units Agreement, effective as of May 17, 2008, between Maguire Properties, Inc., Maguire Properties, L.P. and Christopher C. Rising

Exhibit No.	Description
10.10*	Separation Agreement, dated as of May 17, 2008, by and among Maguire Properties, Inc., Maguire Properties L.P. and Robert F. Maguire III

10.11*	Consulting Agreement, dated as of May 17, 2008, by and among Robert F. Maguire III, Maguire Properties, Inc. and Maguire Properties, L.P.

99.1**	Press Release dated May 19, 2008

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC.
Registrant

/s/ JONATHAN L. ABRAMS
Jonathan L. Abrams
Senior Vice President, General Counsel and Secretary

Dated: As of May 19, 2008